UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2021

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share Preferred Stock, Series B Junior Participating, Purchase Rights	ON N/A	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operation and Financial Condition.

On February 1, 2021, ON Semiconductor Corporation announced in a news release its financial performance for the fourth quarter and year ended December 31, 2020 and other related material information (the “Earnings Release”). A copy of the Earnings Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The below exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	News release for ON Semiconductor Corporation, dated February 1, 2021, announcing financial performance for the fourth quarter and year ended December 31, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 1, 2021	By:	/s/ BERNARD GUTMANN
Bernard Gutmann
Executive Vice President, Chief Financial Officer, and Treasurer